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Choice Hotels International, Inc.

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Choice Hotels International, Inc. 2021 ANNUAL MEETING SUPPLEMENTAL INFORMATION REGARDING 2020 EXECUTIVE COMPENSATION PROGRAM APRIL 27, 2021

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2021 We are writing to ask for your support by voting in accordance with the recommendations of our Board of Directors on ALL of the proposals included in our 2021 Proxy Statement, which was filed on April 12, 2021. In particular, we are requesting your vote FOR Proposal 2, the annual advisory vote on the compensation paid to our named executive officers (“NEOs”). We are seeking support of our thoughtful and measured approach to 2020 compensation decisions in light of: Significant outperformance versus peers relative to key financial indicators and shareholder returns (exceeding all 22 Hotel Peers throughout 2020); Adherence to our pay-for-performance philosophy during a global pandemic that severely affected the travel and hospitality sectors; While EPS remains a priority for Choice Hotels, we believe due to economic uncertainty and the difficulty of goal setting through the pandemic, relative TSR creates a better alignment between management and shareholders; Impact of the pandemic on the short- and long-term compensation opportunities, including a complete devaluation of all outstanding (i.e., 2018, 2019, and 2020) performance equity awards (as well as all performance equity granted to our CEO during his 3-year tenure); Implementation of critical cost reduction measures, including reduced compensation and benefits for all executives and our Board of Directors; Continued use of rigorous performance goals tied directly to shareholder value creation (against our closest peers); Retention of key executives through 3-year vesting on all performance-based equity; and Consistent, strong support on say-on-pay: 99%, 99% and 98% in 2018, 2019, and 2020, respectively.

FINANCIAL AND PERFORMANCE HIGHLIGHTS Management reacted swiftly to the impact of the pandemic and demonstrated exemplary leadership in light of the unique challenges to Choice.  These efforts were critical in our ability to not merely survive the pandemic, but to outperform the industry and position us for post-pandemic growth, all of which enhance shareholder value: Shareholder Experience Franchisee Support and Financial Health Relative TSR outperformance – 100th percentile against 22 Hotel Peers Maintained the number of hotels open and operating at 90% in April 2020, the lowest point in the pandemic, and nearly 100% throughout 2020 Achieved franchisee occupancy levels above 30% throughout 2020 with full-year occupancy rates at 46% Implemented a targeted fee-deferral program, lowered several program fees, and extended brand program deadlines Lowered hotel costs by deploying technology solutions and new programs (e.g., contactless check-in and housekeeping on demand) Rolled out the Commitment to Clean program, established tailored training programs, and completed over 47,000 individual interactions with franchisees throughout 2020 Customer & Revenue Capture / Win the Recovery Franchisee Support & Financial Health Achieved market share gains of over 5 percentage points with 2020 domestic RevPAR change outperforming the industry by nearly 17 percentage points Increased loyalty member base to over 47 million members and maintained loyalty and proprietary channel contribution at 2019 levels Exceeded revised Platform/Procurement Services revenue targets by working closely with vendors, guests, and other travel partners Maintained the number of hotels open and operating at 90% in April 2020, the lowest point in the pandemic, and nearly 100% throughout 2020 Achieved franchisee occupancy levels above 30% throughout 2020 with full-year occupancy rates at 46% and outpacing the industry by an average of over 4 percentage points since the onset of the pandemic through year end Implemented a targeted fee-deferral program, lowered several program fees, and extended brand program deadlines Lowered hotel costs by deploying technology solutions and new programs (e.g., contactless check-in and housekeeping on demand) Rolled out the Commitment to Clean program, tailored training programs, and completed 47,000 individual interactions with franchisees throughout 2020 Business Continuity & Future Growth Cost Structure Alignment & Liquidity Grew the company’s domestic upscale, midscale, and extended stay portfolio by nearly 2%, awarded 427 new franchise agreements, and increased the company’s effective royalty rate by 8 bps year-over-year Returned the Comfort brand to unit growth, completing the multi-year brand transformation Grew the extended stay segment from approximately 400 to nearly 450 hotels and launched Everhome Suites Achieved Cambria brand unit growth of 8% Quickly pivoted to a remote work environment while achieving associate satisfaction scores above target Delivered cost reductions of approximately 25% and continued to deliver industry-leading profitability margins Achieved collections rates above forecast with 96% of franchisees making payments as of fourth quarter 2020 Obtained a 364-day, $250 million term loan in April 2020 as a precautionary measure and capitalized on favorable credit markets to issue $450 million of new 3.70% senior notes due 2031, refinancing existing 5.75% senior notes, and lowering the company’s borrowing costs Maintained leverage levels below the maximum allowed by credit facility, avoiding the need to renegotiate covenants and providing future flexibility

STOCK OUTPERFORMANCE: RELATIVE TSR

Our total shareholder return during our current CEO's tenure has outperformed our peers:

- Over each of the past several years (2017 through 2020) the Company outperformed the 75th percentile of its rTSR performance peer group[1]
- For both the 3- and 5-year periods ending 2020, Choice has been at or near the top of our rTSR performance peer group



Choice rTSR vs. Hotel Peers¹
50.0%
25.0%
0.0%
-25.0%
-50.0%
40.4%
16.4%
-6.7%
-17.1%
46.1%
27.6%
3.6%
-19.3%
12.1%
-7.0%
17.4%
3.2%
FY17
FY18
FY19
FY20
FY18 - FY20
FY16 - FY20
CHH % Rank
96%
88%
85%
100%
100%
90%
75th Percentile
Median
25th Percentile
Choice Hotels

1. Hotel Peers (2020 rTSR Performance Peer Group): Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., CorePoint Lodging Inc., DiamondRock Hospitality Company, Extended Stay America, Inc., Hersha Hospitality Trust, Hilton Grand Vacations Inc., Hilton Worldwide Holdings Inc., Host Hotels & Resorts, Inc., Hyatt Hotels Corporation, InterContinental Hotels Group PLC, Marriott International, Inc., Marriott Vacations Worldwide Corporation, Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Properties Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., Travel + Leisure Co., Wyndham Destinations, Wyndham Hotels & Resorts, Inc., and Xenia Hotels & Resorts, Inc.

CHOICE HOTELS
4

The devaluation of three years’ worth of performance-based long-term incentives resulted in a 30% reduction (- $6.1m) in Total Direct Compensation actually earned over the 3-year period CEO REALIZED PAY

2020 COMPENSATION DECISIONS: LTIP CHALLENGE The pandemic’s effects were particularly difficult in the travel and hospitality sectors and, as a result, the Company encountered compensation challenges unique to our industry By late spring 2020, this resulted in the complete devaluation of all outstanding (i.e., 2018, 2019, and 2020) EPS-based performance-vested RSU (“PVRSU”) grants The Committee evaluated several alternatives for how they might address this issue: Adjusting the final performance results to “add back” the negative impact of COVID-19 Modifying outstanding awards changing performance goals for EPS targets Truncating the performance period and paying out on partial year performance Doing nothing One-time, supplemental awards tied exclusively to rigorous future performance goals to create a new, fair opportunity for management to earn compensation that was eliminated due to the pandemic Redesigning 2021 awards; with consideration to equity mix, performance metrics, performance ranges, and performance time periods O O P P O O

2020 COMPENSATION DECISIONS: LTIP SOLUTION The following reflects the Committee’s guiding principles for the new, one-time LTIP award: Award should reflect the Committee’s view of recipient’s overall contributions and future potential with Choice Award should be designed to foster shareholder alignment and continue to focus executives on long-term outcomes for shareholders Award should balance the above principles with resulting implications, including share pool impact, annual run rate impact, EPS impact, and investor considerations The result was an entirely performance-based PVRSU grant tied to 3-year relative TSR against 22 Hotel and Hotel REIT peers. This plan: Measures performance over the 3-year period of 2020-2022, which requires that Choice exceed peers before, during, and after the pandemic; Has rigorous goals that require 65th percentile outperformance for target payouts and result in no payouts for performance below median of the group; Requires executives to be employed through early 2023 to encourage retention of key talent; and Is cost neutral to the company, as the Monte Carlo value was used to size awards to avoid any incremental expense to the company and its shareholders.

2020 COMPENSATION DECISIONS: Annual Incentive Payout Under the MIP, the targets are determined by pre-set financial metrics related to operating income, market share, likelihood to recommend, and exceeding the number of target franchise contracts. The Company's unique compensation challenges brought on by COVID-19 became exacerbated as the pandemic continued, and it also became clear the 2020 Management Incentive Plan ("MIP") targets were unachievable. The Committee considered a variety of alternatives, including: Adjusting results for the impact of COVID-19 (difficult to quantify the full impact and have audited adjustment) Introducing a 2nd half performance plan (continued uncertainty made goal setting nearly impossible) Cancelling the plan and not paying annual incentives (did not reflect the results achieved by the management team nor the desire to continue to retain and motivate top talent) Due to the lost potential to earn payouts under the MIP, the Compensation Committee approved a special performance award for 2020, the "COVID-Response Performance Award“, as the Choice executives showed exemplary leadership and strong performance. The COVID-Response Performance Award focused on rewarding the executives' actions under each of the performance pillars of the business during COVID-19: (i) Franchise Support and Financial Health, (ii) Business Continuity and Future Growth, (iii) Customer and Revenue Capture, (iv) Shareholder Experience, and (v) Cost Structure Alignment and Liquidity. Ultimately, payouts to our NEOs reflected our strong company and individual performance and were intentionally set at levels below target to appropriately reflect the impact of COVID-19 on our business and our stakeholders.

CONCLUSION We achieved significant accomplishments during 2020 even in the face of unprecedented challenges due to COVID-19, including outperforming the industry as measured by (i) rTSR versus performance peer group, (ii) year-over-year RevPAR change, and (iii) occupancy rates in 2020; strong performance on all five of the Company’s business pillars; launching Everhome Suites; returning the flagship Comfort Brand to unit growth; and positioning the Brand portfolio for long-term growth. Adjustments to our 2020 compensation program ensured motivation of key executives during 2020 and will continue to motivate and help retain these executives through at least 2023, while further strengthening alignment of their interest with shareholder value. We have received strong say-on-pay support from shareholders year-after-year (98+%): Our Compensation Committee believes its actions in 2020 were consistent with our pay-for-performance philosophy and aligned with shareholder interests. We urge you to vote FOR all of the proposals included in our 2021 Proxy Statement, including Proposal 2 – Say-on-Pay, at our annual shareholder meeting to be held on May 7, 2021. Thank you for your continued support!